EXHIBIT  3.4

FILED
OFFICE  OF  THE  SECRETARY  OF  STATE
STATE  OF  NEVADA
AUG  13  1999
C18556-95
                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                                  NETTAXI, INC.


Dean  Rositano  and  Robert  A.  Rositano,  Jr.  certify  that:

1. They are the President and Secretary, respectively, of Nettaxi, Inc., a Nevada corporation (the "Corporation").

2. The following amendments to the Articles of Incorporation, as amended, were adopted by the board of directors and by majority consent of the shareholders of the Corporation in the manner prescribed by applicable law.

3.     ARTICLE  I  -  NAME  is  amended  in  its  entirety  to  read as follows:

ARTICLE  I  -  NAME

       The  name  of  the  Corporation  is:  NETTAXI.COM

4.     ARTICLE  XII  is  hereby  added  to  read  as  follows:


                         ARTICLE XII  INDEMNIFICATION
                         ----------------------------

The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of the above-identified persons existing at the time of such repeal or modification.

5. The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of this amendment was 21,110,000.

6. The foregoing amendment has been duly approved by the required vote of the shareholders in accordance with Section 78.320(2) of the Nevada Revised Statutes. The number of shares voting in favor of this amendment was 12,698,423 (60%), which exceeded the vote required.

The undersigned further declare under penalty of perjury under the laws of the States of Nevada and California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  June  30,  1999            /s/  Dean  Rositano
                                   -------------------
                                   Dean  Rositano,  President

                                   /s/  Robert  A  Rositano,  Jr.
                                   ------------------------------
                                   Robert  A.  Rositano,  Jr.,  Secretary

                                   State  of  California          )
                                                                  )  SS
                                   County  of  Santa  Clara       )

     On this 2nd day of July, in the year 1999, before me Kathleen M. Catalano, the undersigned notary public personally appeared Dean Rositano and Robert A. Rositano, personally known to me (or proved to me on the basis of satisfactory evidence) to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their respective capacities, and that by their signatures on the instrument the individuals, or the entity upon behalf of which individuals, acted, executed the instrument.
     WITNESS  my  hand  and  official  seal.

                                   /s/  Kathleen  Catalano
                                   -----------------------
                                   Notary  Public